CROUCH, BIERWOLF & ASSOCIATES
                     1453 So8uth Major Street
                    Salt Lake City, Utah  84115



                        Accountants' Consent


We hereby consent to the use of our audit report of Ensurge, Inc. dated March 28, 2000 for the year ended December 31, 1999 in the S-8 Registration Statement.



/s/ Crouch, Bierwolf & Associates

June 26, 2001